For Immediate Release
January 18, 2008

AJS BANCORP, INC. ANNOUNCES FOURTH QUARTER ANDYEAR END
EARNINGS.  THE BOARD OF DIRECTORS DECLARE A CASH DIVIDEND OF
$0.11 PER SHARE.

AJS Bancorp, Inc. (OTCBB; AJSB.OB), the holding company for A.J. Smith Federal Savings Bank, Midlothian, Illinois today reported consolidated net income of $56,000 for the quarter ended December 31, 2007 as compared to $169,000 for the same quarter in 2006.  Basic and diluted earnings were $0.03 per share for the quarter ended December 31, 2007 compared to basic and diluted earnings of $0.08 per share for the quarter ended December 31, 2006.  The decrease in net income primarily resulted from an increase in the provision for loan losses and a decrease in net interest income, offset by a decrease in non-interest expense and a decrease in income tax expense.

The Company’s Board of Directors announced today that it has declared a quarterly dividend of $0.11 cents per share. The dividend is payable on February 22, 2008, to stockholders of record on February 8, 2008.  AJS Bancorp, MHC (the “MHC”) intends to waive 100% of the quarterly dividend due on its 1,227,554 shares and has received regulatory non-objection to do so.  At December 31, 2007, the Company held cash totaling $18.4 million.  At December 31, 2007 the Bank’s tier 1 capital ratio as well as its tangible capital ratio was 11.8%, and its risk-based capital ratio was 25.1%.

Net income for the year ended December 31, 2007 was $711,000 compared to net income of $911,000 for the year ended December 31, 2006.  Basic and diluted earnings were $0.34 per share for the year ended December 31, 2007 compared to basic and diluted earnings of $0.43 per share for the year ended December 31, 2006.  As discussed in more detail below, the decrease in net income for the comparative twelve-month period primarily reflects a decrease in net interest income after provision for loan losses and a decrease in non-interest income, offset by a decrease in non-interest expense.  All information except at, and for, the year ended December 31, 2006 is unaudited.

Total assets as of December 31, 2007 were $248.4 million, a decrease of $18.1 million or 6.8% from $266.5 million at December 31, 2006.  The decrease was primarily due to a decrease in cash and cash equivalents, certificate of deposits, and loans receivable, offset by an increase in securities and other assets.  Certificates of deposit decreased $2.5 million or 45.4% to $3.0 million at December 31, 2007 from $5.5 million at December 31, 2006.  The decrease was primarily due to the certificates maturing and not being replaced.  Loans receivable decreased $5.4 million or 3.9% to $133.0 million at December 31, 2007 from $138.4 million at December 31, 2006.  The decrease in loans was primarily due to payoffs and tightened underwriting and credit standards in the commercial loan category.  Securities increased $12.5 million or 18.1% to $81.5 million at December 31, 2007 from $69.0 million at December 31, 2006.  The increase in securities reflects purchases of fixed-rate government-backed notes and bonds and mortgage-backed securities. The average term to maturity of the fixed-rate note and bond securities was 26 months; the average term to maturity of the mortgage-back securities was 120 months.  These investments provided slightly higher yields than overnight federal fund investments.  Other assets increased $2.8 million to $5.8 million at December 31, 2007 from $3.0 million at December 31, 2006.  The increase in other assets is primarily due to the purchase of $3.0 million in bank owned life insurance in August of 2007.  The Company is the sole owner and beneficiary of this life insurance, and the asset will be used to offset the costs of existing benefits for the employees.

Total liabilities decreased $17.3 million or 7.3% to $220.4 million from $237.8 million primarily due to a decrease in deposits and a decrease in Federal Home Loan Bank Advances (“FHLB”).  Deposits decreased $11.6 million to $190.5 million at December 31, 2007 from $202.2 million at December 31, 2006, while FHLB advances decreased $5.4 million to $23.4 at December 31, 2007 from $28.8 million at December 31, 2006. The decrease in deposits occurred in all deposit categories, however the largest dollar decrease occurred in the certificates of deposit.  FHLB advances decreased due to advances maturing and not being replaced.

The Company had non-performing assets of $934,000 as of December 31, 2007 and $540,000 as of December 31, 2006.  The increase in non-performing assets resulted from an increase in non-performing single-family loans.  The allowance for loan losses totaled $1.5 million at December 31, 2007 and $1.6 million at December 31, 2006.  This represents a ratio of the allowance for loan losses to gross loans receivable of 1.15% at December 31, 2007 and 1.16% at December 31, 2006.

Total stockholders’ equity decreased $811,000 to $27.9 million at December 31, 2007 from $28.7 million at December 31, 2006.  The decrease in stockholders’ equity primarily resulted from the repurchase of shares of the Company’s stock during the twelve months ended December 31, 2007 offset by net income of $711,000 and an increase in other comprehensive income due to the increased market value of the available for sale securities portfolio.  The Company repurchased 96,655 shares of its common stock at a cost of $2.3 million during the twelve months ended December 31, 2007.  In addition, during the year the Company declared and paid four quarterly dividends of $0.11 cents per share.  With the non-objection of the Office of Thrift Supervision (“OTS”) AJS Bancorp, MHC (the “MHC”) waived 100% of the quarterly dividend due on its 1,227,554 shares.

INCOME INFORMATION –THREE MONTH PERIODS ENDED DECEMBER 31, 2007 AND 2006:

Net interest income decreased by $150,000 or 9.3% to $1.5 million for the quarter ended December 31, 2007 when compared to the same quarter in 2006.  The decrease in net interest income was primarily due to the average outstanding balances of interest-earning assets decreasing at a faster pace than the decrease in average outstanding balance of interest-bearing liabilities decreased.  The average interest-earning assets to average interest-bearing liabilities decreased to 109.38% for the three months ended December 31, 2007 compared to 111.08% for the three months ended December 31, 2006.  Average interest earning assets were $236.8 million and $253.9 million during the comparative 2007 and 2006 quarters while the average yield was 5.60% and 5.62%, respectively.  Average interest-bearing liabilities were $216.5 million and $228.5 million during the comparative 2007 and 2006 quarters while the average cost was 3.43% for both periods.  Our net interest rate spread decreased 2 basis points to 2.17% from 2.19% while our net interest margin decreased 7 basis points to 2.46% from 2.53%.

The Company recorded $250,000 in provisions for loan losses during the three months ended December 31, 2007.  There were no provisions for loan losses recorded for the three months ended December 31, 2006.  The loan loss provision made for the three months ended December 31, 2007 was based, in part, on concerns regarding economic trends, which increased commercial loan credit risk, as well as, additional specific reserves taken on commercial and single-family properties.  The Company recorded a $197,000 specific reserve on two commercial office buildings owned by the same entity that in October 2007 reported increased vacancies and weaknesses in cash flow.  The loans secured by the commercial office buildings are currently performing, however the Company felt a $197,000 loss on these properties was necessary.  Any loan loss provisions made are to maintain the allowance at levels that reflect management’s estimate of losses known and inherent in our loan portfolio.

Non-interest income increased $23,000 to $246,000 for the quarter ended December 31, 2007 from $223,000 for the comparable quarter in 2006.  Service charges on accounts increased $13,000 or 10.4% to $138,000 for the quarter ended December 31, 2007 compared to $125,000 for the comparative quarter in 2006.  The increase in service charges primarily reflects an increase in prepayment penalties paid during the quarter ended December 31, 2007 compared to the same quarter in 2006.  Other non-interest income increased $9,000 or 15.0% to $69,000 for the quarter ended December 31, 2007 compared to $60,000 for the comparative quarter in 2006.  The increase was primarily due an increase in the cash surrender value of the Company’s bank owned life insurance (“BOLI”), offset by decreases in rental income earned and gain on the sale of loans designated for sale.  The Company purchased $3.0 million of BOLI in August of 2007.  During the three months ended December 31, 2007 three lessees elected to terminate their leases of the rental units located at our 80th Avenue facility.  One additional lessee terminated their lease in September 2007.  The termination of these four leases will result in reduced rental income of approximately $18,000 per quarter.  Accordingly, the Company expects the rental income to decline in the future.

Non-interest expense decreased $174,000 or 11.1% to $1.4 million for the quarter ended December 31, 2007 from $1.6 million for the comparable period in 2006.  The decrease primarily reflects decreases in salaries and employee benefits, occupancy expense and advertising and promotion costs.  Salaries and employee benefits decreased $67,000 or 7.7% to $809,000 for the quarter ended December 31, 2007 compared to $876,000 for the same period last year.  Salaries and employee benefits decreased primarily due to a reduction in the number of full time equivalent employees for the comparable periods.  The Company had 58 full time equivalent employees at December 31, 2007 compared to 64 full time equivalent employees at December 31, 2006.  Occupancy expense decreased $51,000 or 24.5% to $157,000 for the quarter ended December 31, 2007 compared to $208,000 for the same quarter in 2006.  The decrease reflects the Company’s successful appeal of the real estate tax assessment and the resulting refund of real estate taxes received during the quarter ended December 31, 2007, as well as a decrease in depreciation expenses for the quarter ended December 31, 2007 when compared to the same quarter in 2006.  Advertising and promotion costs decreased $38,000 or 32.8% to

$78,000 for the quarter ended December 31, 2007 compared to $116,000 for the same period in 2006.   Advertising and promotion costs decreased due to a decrease in the placement of newspaper and radio advertisements.

Our federal and state taxes decreased $90,000 to $2,000 for the quarter ended December 31, 2007 from $92,000 during the same period of 2006.  This is primarily due to lower pre-tax income during the period as well as the increase in the cash surrender value of BOLI, which was purchased in August of 2007. The earnings recorded on BOLI are federal and state tax exempt.

INCOME INFORMATION – YEAR ENDED DECEMBER 31, 2007 AND 2006:

Net interest income decreased by $382,000 or 5.8% to $6.2 million for the year ended December 31, 2007 from $6.6 million for the same period in 2006.  Average interest earning assets were $249.1 million and $250.7 million during the comparative 2007 and 2006 twelve-month periods while the average yield was 5.58% and 5.42%, respectively. Our net interest rate spread decreased 18 basis points to 2.11% from 2.29% while our net interest margin decreased 14 basis points to 2.48% from 2.62%.  The ratio of average interest-earning assets to average interest-bearing liabilities increased to 112.24% for the year ended 2007 from 111.96% for the year ended December 31, 2006.  The decrease in our net interest rate spread and net interest margin reflects the fact that during the year ended December 31, 2007 the cost of average interest-bearing liabilities increased at a faster pace than the yield earned on average interest-earning assets.

There was a provision for loan losses of $179,000 for the twelve months ended December 31, 2007 compared to a negative loan loss provision of $28,000 for the twelve months ended December 31, 2006.  The loan loss provision made for the twelve months ended December 31, 2007 was based, in part, on concerns regarding economic trends which increased commercial loan credit risk, as well as, additional specific reserves taken on commercial and single-family properties.  The Company recorded a $197,000 specific reserve on two commercial office buildings owned by the same entity that in October 2007 reported increased vacancies and weaknesses in cash flow.  The loans secured by the commercial office buildings are currently performing, however the Company felt a $197,000 loss on these properties was necessary.  There was $28,000 in loan loss recoveries during the twelve months ended December 31, 2006.  Any loan loss provisions made are to maintain the allowance to reflect management’s estimate of losses inherent in our loan portfolio.

Non-interest income decreased $81,000 or 8.6% to $858,000 for the year ended December 31, 2007 from $939,000 for the year ended 2006.  Insurance commission income decreased $45,000 or 23.9% for the year ended December 31, 2007 when compared to the year ended December 31, 2006, and other non-interest income decreased $24,000 or 9.9% for the year ended December 31, 2007 when compared to the year ended December 31, 2006.  Insurance commissions decreased primarily due to a reduction in the insurance sales staff during the year ended December 31, 2007.   The decrease in other non-interest income is primarily due to decreases in the gain on loans designated for sale and in rental income offset by an increase in the cash value of BOLI.  Gain on the sale of loans designated for sale decreased, as the Company did not sell any loans into the secondary market during the twelve months ended 2007.  Rental income decreased primarily due to several vacant rental units that were occupied during 2006. During the twelve months ended December 31, 2007 four rental units located at our 80th Avenue facility terminated their leases.

Non-interest expense decreased $297,000 or 4.9% to $5.8 million for the year ended December 31, 2007 compared to $6.1 million for the same period in 2006.  The decrease was primarily due to a $205,000 or 5.9% decrease in salaries and employee benefits, a $71,000 or 8.4% decrease in occupancy costs and a $51,000 or 15.8% decrease in advertising and promotion costs.  These decreases were offset by a $56,000 increase, or 5.2% change, in other non-interest expense items.  Salaries and employee benefits decreased primarily due to a reduction in the number of full time equivalent employees for the comparable periods.  The Company had 58 full time equivalent employees at December 31, 2007 compared to 64 full time equivalent employees at December 31, 2006.  Occupancy costs decreased primarily due to lower real estate taxes and decreases in depreciation costs as assets reached their fully depreciated status during the twelve months ended December 31, 2007.  Advertising and promotion costs decreased due to a reduction in budgeted spending in this area for the 2007 year compared to the 2006 year.

Our federal and state taxes decreased $173,000 or 32.0% to $367,000 for the year ended December 31, 2007 from $540,000 during the same period of 2006.  This is primarily the result of lower pre-tax income for the twelve months ended December 31, 2007 compared to the previous year.

Other financial information is included in the tables that follow.

This press release contains certain “forward-looking statements” which may be identified by the use of such words as “believe”, “expect”, “intend”, “anticipate”,  “should”, “planned”, “estimated” and “potential”.  Examples of forward-looking statements include, but are not limited to, estimates with respect to our financial condition, results of operations and business that are subject to various factors which could cause actual results to differ materially from these estimates and most other statements that are not historical in nature.  These factors include, but are not limited to, general and local economic condition, changes in interest rates, deposit flows, demand for mortgage and other loans, real estate values, and competition; changes in accounting principles, policies or guidelines; changes in legislation or regulation; and other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services.

Contact:	Lyn G. Rupich
President
708-687-7400

AJS Bancorp, Inc.
Financial Highlights
(unaudited)	December 31, 2007	December 31, 2006
	(In thousands)
Selected Financial Highlights:
Total assets	$248,359	$266,513
Loans receivable, net	132,966	138,377
Securities	81,459	68,978
Deposits	190,534	202,176
Federal Home Loan Bank advances	23,350	28,750
Stockholders' equity	27,938	28,749

Book value per share (1)	13.72	13.47

Number of shares outstanding (2)	2,036,872	2,134,304

	Three months ended	Three months ended
	December 31, 2007	December 31, 2006
	(In thousands except per share information)

Selected Operations Data:
Total interest income	$3,314	$3,565
Total interest expense	1,858	1,959
Net interest income	1,456	1,606
Provision for loan losses	250	0
Net interest income after provision
for loan losses	1,206	1,606
Noninterest income	246	223
Noninterest expense	1,394	1,568
Income before taxes	58	261
Income tax provision	2	92
Net income	56	169

Basic earnings per share	$0.03	$0.08
Diluted earnings per share	$0.03	$0.08

	Three months ended	Three months ended
	December 31, 2007	December 31, 2006

Selected Operating Ratios:
Return on average assets	0.09%	0.26%
Return on average equity	0.78%	2.35%
Interest rate spread during the period	2.17%	2.19%
Net interest margin	2.46%	2.53%
Average interest-earning assets to average interest-
bearing liabilities	109.38%	111.08%
Efficiency ratio (3)	81.90%	85.73%

	Twelve months ended	Twelve months ended
	December 31, 2007	December 31, 2006
	(In thousands except per share information)

Selected Operations Data:
Total interest income	$13,890	$13,589
Total interest expense	7,700	7,017
Net interest income	6,190	6,572
Provision for loan losses	179	(28)
Net interest income after provision
for loan losses	6,011	6,600
Noninterest income	858	939
Noninterest expense	5,791	6,088
Income before taxes	1,078	1,451
Income tax provision	367	540
Net income	711	911

Earnings per share, basic	$0.34	$0.43
Earnings per share, diluted	$0.34	$0.43

	Twelve months ended	Twelve months ended
	December 31, 2007	December 31, 2006

Selected Operating Ratios:
Return on average assets	0.27%	0.36%
Return on average equity	2.46%	3.40%
Interest rate spread during the period	2.11%	2.29%
Net interest margin	2.48%	2.62%
Average interest-earning assets to average interest-
bearing liabilities	112.24%	111.96%
Efficiency ratio (3)	82.17%	81.05%

	As of	As of
	December 31, 2007	December 31, 2006
Asset Quality Ratios:
Non-performing assets to total assets	0.38%	0.20%
Allowance for loan losses to non-performing loans	164.78%	299.81%
Allowance for loan losses to loans receivable, gross	1.15%	1.16%

(1) Shareholders' equity divided by number of shares outstanding.
(2) Total shares issued, less unearned ESOP shares, and treasury shares.
(3)Non-interest expense divided by the sum of net interest income and non-interest income.

AJS BANCORP, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
Dollars in thousands
For the Three months ended 12/31/07

	For the Three	For the Three
	Months ended	Months ended
	12/31/2007	12/31/2006
INTEREST INCOME & DIVIDEND INCOME
Loans, including fees	$2,148	$2,283
Securities	995	781
Interest earning deposits & other	171	407
Federal Funds Sold	0	94
TOTAL INTEREST INCOME	3,314	3,565

INTEREST EXPENSE ON DEPOSITS
Deposits	1,587	1,645
Federal Home Loan Bank & Other	271	314
Total Interest Expense	1,858	1,959
NET INTEREST INCOME	1,456	1,606
Provision (recovery) for loan losses	250	0
NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	1,206	1,606

NON-INTEREST INCOME
Insurance commissions	39	38
Service charges on accounts	138	125
Other	69	60
TOTAL NON-INTEREST INCOME	246	223

NON-INTEREST EXPENSE
Salaries and employee benefits	809	876
Occupancy	157	208
Advertising & promotion	78	116
Data processing	87	92
Other	263	276
TOTAL NON-INTEREST EXPENSE	1,394	1,568

INCOME BEFORE INCOME TAXES	58	261
Income Tax Expense	2	92
NET INCOME	$56	$169

AJS BANCORP, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
Dollars in thousands (except per share data)
(Unaudited)
	31-Dec-07	31-Dec-06
ASSETS

Cash and due from financial Institutions	$18,373	$36,617
Federal funds sold	0	7,231
TOTAL CASH AND CASH EQUIVALENTS	18,373	43,848

Certificates of Deposit	2,997	5,490
Securities	81,459	68,978
Loans receivable net of allowance for loan loss
of $1,539 at December 31, 2007, and $1,619
at December 31, 2006.	132,966	138,377
Federal Home Loan Bank Stock	2,450	2,450
Premises and equipment	4,282	4,342
Accrued interest receivable & other assets	5,832	3,028
TOTAL ASSETS	$248,359	$266,513

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits	190,534	202,176
Federal Home Loan Bank advances	23,350	28,750
Advance payments by borrowers for taxes
and insurance	1,551	1,655
Accrued expenses and other liabilities	4,986	5,183

TOTAL LIABILITIES	220,421	237,764
TOTAL EQUITY	27,938	28,749
TOTAL LIABILITIES AND SHAREHOLDERS'
EQUITY	$248,359	$266,513

	31-Dec-07	31-Dec-06
INTEREST INCOME & DIVIDEND INCOME
Loans, including fees	$8,492	$9,250
Securities	3,791	2,874
Interest earning deposits & other	1,461	1,227
Federal funds sold	146	238
TOTAL INTEREST INCOME	13,890	13,589

INTEREST EXPENSE ON DEPOSITS
Deposits	6,561	5,736
Federal Home Loan Bank & Other	1,139	1,281
Total Interest Expense	7,700	7,017
NET INTEREST INCOME	6,190	6,572
Provision for loan losses	179	(28)
NET INTEREST INCOME AFTER PROVISION
FOR LOAN LOSSES	6,011	6,600

NON-INTEREST INCOME
Insurance commissions	143	188
Service charges on accounts	497	509
Other	218	242
TOTAL NON-INTEREST INCOME	858	939

NON-INTEREST EXPENSE
Salaries and employee benefits	3,255	3,460
Occupancy	779	850
Advertising & promotion	271	322
Data processing	342	368
Other	1,144	1,088
TOTAL NON-INTEREST EXPENSE	5,791	6,088

INCOME BEFORE INCOME TAXES	1,078	1,451
Income tax expense	367	540
NET INCOME	$711	$911

Earnings per share, basic	$0.34	$0.43
Earnings per share, diluted	$0.34	$0.43